A Division of TherapeuticsMD
951 Broken Sound Parkway NW, Suite 320 | Boca Ratom, FL 33487

TherapeuticsMD, Inc. 10-Q
Exhibit 10.13

vitaMedMD Software License Agreement

PLEASE READ THIS DOCUMENT CAREFULLY AS VITAMED IS WILLING TO LICENSE THIS SOFTWARE TO LICENSEE ONLY ON THE CONDITION THAT LICENSEE ACCEPT ALL OF THE TERMS CONTAINED IN THIS LICENSE AGREEMENT.

This Software License Agreement (the "Agreement") is entered this 3rd day of November, 2011 (the "Effective Date") by and between vitaMedMD, LLC, a Delaware limited liability company ("VitaMed"), a division of TherapeuticsMD, Inc., a Nevada corporation,  with offices located at 951 Broken Sound Parkway NW, Suite 320, Boca Raton, FL 33487 ("VitaMedMD") and Pernix Therapeutics, LLC, a Louisiana limited liability company, with offices located at 10003 Woodloch Forest, Suite 950, The Woodlands, TX  77380 ("Licensee").

1.          License Grant and Price.  Subject to the terms and conditions of this Agreement, VitaMed grants to Licensee a license to use the software program further identified on Exhibit A hereto (the "Software") in the territory and the medical field set forth on Exhibit A for 5 years.  No other rights are granted.  The fees for the use of the Software are also set forth and detailed on Exhibit A.

2.          Restrictions. The Software contains copyrighted material, trade secrets, and other proprietary materials of VitaMed.  Licensee agree that in order to protect those proprietary materials, except as expressly permitted by applicable law, neither Licensee nor a third party acting on Licensees behalf will:  (a) decompile,  disassemble or reverse engineer the Software; (b) modify or create derivative works of the Software; (c)  use the Software in any manner to provide service bureau, commercial time-sharing or other computer services to third parties; (d) transmit the Software or provide its functionality, in whole or in part, over the Internet or other network (except as expressly permitted in Exhibit A); or (e) sell, distribute, rent, lease, sublicense or otherwise transfer the Software to a third party.

3.          Ownership.  The Software is licensed, not sold, to Licensee for use only under the terms and conditions of this Agreement, and VitaMed reserves all rights not expressly granted to Licensee in this Agreement.  VitaMed and/or its licensors retain title to the Software, and all intellectual property rights therein.

4.          Termination. This Agreement is effective until terminated. Upon any violation of any of the provisions of this Agreement, rights to use the Software shall automatically terminate and the Software must be returned to VitaMed or all copies of the Software destroyed. Licensee may also terminate this Agreement at any time by destroying all copies of the Software in Licensees possession or control.  The provisions of paragraphs 2, 3, 4, 7, 8, 10, 11, 12 and 13 will survive any termination of this Agreement.

5.          Limited Product Warranty.  VitaMed warrants to Licensee that the Software will substantially conform to any documentation provided with this Agreement.  VitaMed's limited warranty is nontransferable and is limited to the Licensee.

6.          Remedies.  VitaMed's entire liability and Licensees exclusive remedy for any breach of warranty shall be, at VitaMed's option, to: (a) repair or replace the Software, or (b) refund the price paid by Licensee for the Software.  These remedies are void if failure of the Software has resulted from accident, abuse, or misapplication.

A Division of TherapeuticsMD
951 Broken Sound Parkway NW, Suite 320 | Boca Ratom, FL 33487

7.          DISCLAIMER OF WARRANTY. THE WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT REPLACE ALL OTHER WARRANTIES. VITAMED EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT OF THIRD-PARTY RIGHTS WITH RESPECT TO THE SOFTWARE OR MEDIA, AND ANY WARRANTIES OF NON-INTERFERENCE OR ACCURACY OF INFORMATIONAL CONTENT.  NO VITAMED DEALER, AGENT, OR EMPLOYEE IS AUTHORIZED TO MAKE ANY MODIFICATION, EXTENSION, OR ADDITION TO THIS WARRANTY.  Some jurisdictions do not allow limitations on how long an implied warranty lasts, so some of the above limitations may not apply to Licensee.

8.          UNDER NO CIRCUMSTANCES SHALL A PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT, STATUTORY, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OF ANY KIND WHATSOEVER, OR FOR ANY LOST PROFITS, BUSINESS OR REVENUE, LOSS OF USE OR GOODWILL, OR OTHER LOST ECONOMIC ADVANTAGE, ARISING OUT OF OR RELATED TO THE AGREEMENT OR THE BREACH HEREOF, WHETHER SUCH CLAIMS ARE BASED ON BREACH OF CONTRACT, STRICT LIABILITY, TORT, ANY FEDERAL OR STATE STATUTORY CLAIM, OR ANY OTHER LEGAL THEORY, EVEN IF A PARTY KNEW, SHOULD HAVE KNOWN, OR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  THE FOREGOING LIMITATION SHALL SURVIVE AND APPLY EVEN IF ANY LIMITED REMEDY SPECIFIED IN THE AGREEMENT IS DETERMINED TO HAVE FAILED OF ITS ESSENTIAL PURPOSE. IN NO CASE SHALL VITAMED'S TOTAL LIABILITY EXCEED THE ACTUAL MONEY PAID FOR THE SOFTWARE.  Some jurisdictions do not allow the exclusion or limitation of incidental or consequential damages, so some of the above limitations or exclusions may not apply.

9.          Export Law Assurances.  Licensee agrees and certifies that neither the Software nor any other technical data received from VitaMed will be exported outside the United States except as authorized and as permitted by the laws and regulations of the United States.

10.          Indemnification.  Except to the extent VitaMed has acted at Licensee’s direction or in accordance with Licensee’s specifications, VitaMed will indemnify, defend and hold harmless Licensee from all costs and expenses (including reasonable attorneys’ fees and court costs) arising from actual or alleged: (a) Acts or omissions constituting gross negligence or willful misconduct, committed by VitaMed; (b) Failure by VitaMed to comply with applicable governmental laws and regulations. Licensee will indemnify, defend and hold harmless VitaMed from all costs and expenses (including reasonable attorneys’ fees and court costs) arising from actual or alleged: (y) Act or omission constituting gross negligence or willful misconduct, committed by Licensee; (z) Failure by Licensee to comply with applicable governmental laws and regulations. If a claim covered under this Section 10 appears likely or is made, the party against whom the claim is made will promptly provide the other party with notice of such claim.  An indemnifying party under this Section 10 shall have the right to control defense of a claim as to which it has agreed is covered under this Section 10, subject to participation rights of the indemnified party at such party's expense.  An indemnifying party may settle any such claim subject to consent of the indemnified party, which consent shall not be unreasonably withheld or delayed.

A Division of TherapeuticsMD
951 Broken Sound Parkway NW, Suite 320 | Boca Ratom, FL 33487

11.          Equitable Relief.  The parties acknowledge that monetary damages will not be an adequate remedy if a party breaches its obligations with respect to proprietary rights or confidentiality under this Agreement, and such breach will result in irreparable harm.  The parties therefore agree that, in the event of any such breach, the non-breaching party shall be entitled to appropriate mandatory or prohibitory injunctive relief against the breaching party, in addition to any other remedies at law, in equity or under the Agreement.

12.          Force Majeure.  A party shall be relieved from an obligation (other than the obligation to make payments or an obligation relating to proprietary rights or confidentiality), while a cause, outside of its reasonable control, and that it cannot reasonably avoid, prevents the performance of such obligation.

13.          General.

(a)          The parties are independent contractors with respect to all matters arising under the Agreement.  Nothing in the Agreement shall be deemed to establish an agency partnership, joint venture, association or employment relationship between the parties.

(b)          No waiver of any part of the Agreement shall be effective unless made in writing by the waiving party.  No waiver of any breach of the Agreement shall constitute a waiver of any other breach of the same, or any other provision, of the Agreement.

(c)          All provisions of this Agreement and any information exchanged by the parties that is identified as confidential or proprietary shall be considered confidential to the disclosing party and shall not be disclosed by the receiving party to any third party unless allowed by law or the disclosing party.

(d)          The Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior oral and written understandings, arrangements and agreements between the parties relating to such subject matter.  Headings are included in the Agreement for convenience only and shall not affect the meaning or construction of the Agreement’s provisions.

(e)          The Agreement shall inure to the benefit of, and be binding upon the parties, their successors and permitted assigns.

(f)          If any provision of the Agreement is held to be unenforceable, all remaining provisions shall remain in full force and effect.

(g)          Except as provided under the Agreement, party shall not directly or indirectly solicit or offer employment to, or directly or indirectly accept services, by an employee or contractor of the other party, during the term of the Agreement and for one (1) year thereafter, without the prior written consent of the other party.  For purposes of the Agreement, use of general employment advertising and independent employment agencies, if not directed at one or more of the other party's employees, shall not constitute solicitation.

A Division of TherapeuticsMD
951 Broken Sound Parkway NW, Suite 320 | Boca Ratom, FL 33487

(h)          Each party shall maintain all commercially reasonable and adequate insurance protection covering its respective activities and responsibilities hereunder, including coverage for statutory workers’ compensation, comprehensive general liability for bodily injury and tangible property damage, as well as adequate coverage for vehicles.

(i)          Enforcement.  The Agreement shall be governed by and construed in accordance with the law of the State of Florida, applied without regard to its law of conflicts.  Each party hereby submits to the jurisdiction of the state and federal courts located in Palm Beach County, Florida for the purposes of settling all claims raised in connection with this Agreement.

IN WITNESS WHEREOF, the parties have caused this Software License Agreement to be executed by their duly authorized representatives as of the Effective Date.

vitaMedMD		Licensee: Pernix Therapeutics, LLC

By:	/s/ Robert G. Finizio	By:	/s/ Cooper Collins

Name:	Robert G. Finizio	Name:	Cooper Collins

Title:	Chief Executive Officer	Title:	President/CEO

A Division of TherapeuticsMD
951 Broken Sound Parkway NW, Suite 320 | Boca Ratom, FL 33487

Exhibit A

1)           Software:

VitaMedMD’s patent pending OPERATM system (Ongoing Physician, Payor and Patient Evaluation Reporting and Analysis) which continuously gathers and correlates essential data on patients, usage patterns, compliance, therapeutic impact and product and service satisfaction.  OPERA is also a tool for delivering education to patients and health care providers while creating an opportunity for healthcare providers to earn a “fee for service, " as well as leverage the data to improve compliance in order to reduce risk and the cost of claims.

2)           Territory:          United States of America

3)           Exclusivity Terms of License:   For a term of 5 years use of the Software will be exclusive to the Licensee in the field of Pediatric Medicine.  Use in other fields or professions is forbidden, however the use in Pediatric field is exclusive to the Licensee this term.  Other fields can be added to this License with the written consent of VitaMedMD.

4)           VitaMedMD will make a good faith effort to share market data with Licensee that is relevant to Pediatrics in accordance with HIPPA.

5)           Quote Below

A Division of TherapeuticsMD
951 Broken Sound Parkway NW, Suite 320 | Boca Ratom, FL 33487

To:	Pernix Therapeutics Holdings, Inc.			3/22/2011
	33219 Forest West Dr
	Magnolia, TX 77354

Quantity	Product	Monthly List Price	Discount	Monthly Total
1	Provider (1-15,000) OPERA Application Software Service **	$45,000.00	69%	$13,950.00
1	Unlimited Consumer OPERA Application Software Service**	$15,000.00	70%	$4,500.00
1	Support and Maintenance *	$5,000.00	35%	$3,250.00

			Monthly Total	$21,700.00
	All quotes are valid for 30 days from date issued
	* Installation quoted separately
	** 60 month term